EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A common stock, $0.001 par value, of Clearwater Analytics Holdings, Inc. and further agree to the filing of this agreement to be included as an exhibit to such filing. In addition, each party to this agreement expressly authorizes each other party to this agreement to file on its behalf any and all amendments to such statement on Schedule 13G. Each party to this agreement is responsible for the timely filing of such statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

Date: February 14, 2022

GALIBIER PURCHASER, LLC

By:	/s/ Justin Herridge
Name: Justin Herridge
Title: Manager

GALIBIER HOLDINGS, LP

By:	Galibier Holdings GP, LLC, general partner of Galibier Holdings, LP

By:	/s/ Justin Herridge
Name: Justin Herridge
Title: Manager

GALIBIER HOLDINGS GP, LLC

By:	/s/ Justin Herridge
Name: Justin Herridge
Title: Manager

GALI SCSP

By:	Permira VII GP S.a r.l., general partner of Gali SCSp

By:	/s/ Cedric Pedoni
Name: Cedric Pedoni
Title: Manager

PERMIRA VII GP S.A R.L.

By:	/s/ Cedric Pedoni
Name: Cedric Pedoni
Title: Manager